Exhibit 32.1

Certification of President and Chief Executive Officer and Senior Vice President and Chief Financial Officer Pursuant to 18 U.S.C. 1350,
As Adopted Pursuant to § 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q of Gottschalks Inc. (the "Company") for the quarterly period ended August 3, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), James R. Famalette, as President and Chief Executive Officer of the Company, and Michael S. Geele, as Senior Vice President and Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

(1) The Report fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By: /s/ James R. Famalette
James R. Famalette
President and Chief Executive Officer
September 10, 2003

By: /s/ Michael S. Geele
Michael S. Geele
Senior Vice President and Chief Financial Officer
September 10, 2003

This certification accompanies the Report pursuant to § 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of § 18 of the Securities Exchange Act of 1934, as amended. A signed original of this written statement required by § 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.